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                                                                      EXHIBIT 21

                      LIBERTY SATELLITE & TECHNOLOGY, INC.
                                SUBSIDIARY LIST

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
                                                              OWNERSHIP
ENTITY                                                        PERCENTAGE
------                                                        ----------
Liberty Satellite & Technology, Inc.
  TSAT Holdings I, Inc......................................      100%
    Liberty Satellite, LLC..................................    10.59%
      LSAT Astro LLC........................................    86.01%
      Liberty Aero, LLC.....................................      100%

  TSAT Holdings II, Inc.....................................      100%
    LSAT Astro LLC..........................................    13.99%

  Tempo Satellite, Inc......................................      100%

  TSAT Technologies, Inc....................................       80%
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